EXHIBIT 32

CERTIFICATION WITH RESPECT TO QUARTERLY REPORT OF

LANDRY’S RESTAURANTS, INC.

The undersigned, being the chief executive officer and chief financial officer of Landry’s Restaurants, Inc. (the “Company”), in compliance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, do hereby certify that to each of their respective knowledge with respect to the Quarterly Report of the Company on Form 10-Q as filed with the Securities and Exchange Commission on May 2, 2003 (the “Report”):

1.	that the Report fully complies with all requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2003

/S/ TILMAN J. FERTITTA
Tilman J. Fertitta Chairman of the Board, President and Chief Executive Officer

/S/ PAUL S. WEST
Paul S. West Executive Vice President and Chief Financial Officer

A signed original of the written statement, required by Section 906 has been provided to Landry’s Restaurants, Inc. and will be retained by Landry’s Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.